CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

made by

COLUMBIA-MBF INC.,

in favor of

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent
Dated as of May 26, 2021

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TABLE OF CONTENTS

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SCHEDULES
1    Notice Addresses of Grantors
2    Pledged Securities
3    Perfection Matters
4    Location of Jurisdiction of Organization, Etc.
5    Intellectual Property
6    [Reserved]
7    Commercial Tort Actions
ANNEX
1    Acknowledgement and Consent of Issuers who are not Grantors
2    Assumption Agreement
3    Supplemental Agreement

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CANADIAN GUARANTEE AND COLLATERAL AGREEMENT
CANADIAN GUARANTEE AND COLLATERAL AGREEMENT, dated as of May 26, 2021, made by COLUMBIA-MBF INC., a corporation formed by amalgamation under the laws of Canada (the “Initial Grantor”), and certain Subsidiaries of ATKORE INC., a Delaware corporation (the “Parent”) from time to time party hereto, in favor of JPMORGAN CHASE BANK, N.A., as collateral agent (in such capacity, the “Collateral Agent”) and administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (collectively, the “Lenders”; individually, a “Lender”) from time to time parties to the Credit Agreement described below.
W I T N E S E T H:
WHEREAS, pursuant to that certain Term Loan Credit Agreement, dated as of May 26, 2021 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or successor agreements, the “Credit Agreement”), among ATKORE INTERNATIONAL, INC. (the “Borrower”), Parent, the Collateral Agent, the Administrative Agent, and the other parties party thereto, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;
WHEREAS, the Initial Grantor and the Borrower are members of an affiliated group of companies that includes the other Grantors from time to time party hereto (as defined below);
WHEREAS, the proceeds of the extensions of credit under the Credit Agreement have and will continue to be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;
WHEREAS, the Borrower, the Initial Grantor and the other Grantors are engaged in related businesses, and each such Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;
WHEREAS, pursuant to that certain Amended and Restated Credit Agreement, dated as of August 28, 2020 (as amended, amended and restated, waived supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or successor agreement, the “ABL Credit Agreement”), among the Borrower, the Subsidiary Borrowers (as defined therein) party thereto (collectively with the Borrower, the “ABL Borrowers”), the banks and other financial institutions lenders thereunder (collectively, the “ABL Lenders”), Wells Fargo Bank, National Association, as administrative agent and collateral agent (in such capacity, the “ABL Agent”) and the other parties party thereto, the ABL Lenders have severally agreed to make extensions of credit to the ABL Borrowers upon the terms and subject to the conditions set forth therein;
WHEREAS, pursuant to that certain Canadian Guarantee and Collateral Agreement, dated as of August 28, 2020 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, the “ABL Guarantee and Collateral Agreement”), among the Initial Grantor and certain other Subsidiaries of the Borrower and the ABL Agent, the Initial Grantor and such Subsidiaries have granted a first priority Lien to the ABL Agent for the benefit of the holders of ABL Obligations (as defined herein) on the ABL Priority Collateral (as defined herein) and a second priority Lien for the benefit of the holders of the ABL Obligations on the Term Loan Priority Collateral (as defined herein) (subject in each case to Permitted Liens (as defined in the ABL Credit Agreement)); and
WHEREAS, the ABL Agent and the Collateral Agent are party to that certain Intercreditor Agreement, acknowledged by ATKORE INTERNATIONAL HOLDINGS INC., a Delaware corporation (“Holdings”), Parent, the Borrower and certain of their subsidiaries, dated as of May 26, 2021 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time (subject to Section 9.1 hereof), the “ABL Intercreditor Agreement”).

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NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent and the Collateral Agent, for the benefit of the Secured Parties (as defined below), as follows:
SECTION 1.DEFINED TERMS
1.1Definitions.
(a)Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms that are defined in the PPSA (as in effect on the date hereof) are used herein as so defined: Certificated Security, Consumer Goods, Chattel Paper, Document of Title, Equipment, Financial Assets, Goods, Intangibles, Investment Property, Money, Proceeds, Securities Accounts and Security Entitlements.
(b)The following terms shall have the following meanings:
“ABL Agent”: as defined in the recitals hereto.
“ABL Borrowers”: as defined in the recitals hereto.
“ABL Credit Agreement”: as defined in the recitals hereto.
“ABL Guarantee and Collateral Agreement”: as defined in the recitals hereto.
“ABL Lenders”: as defined in the recitals hereto.
“ABL Priority Collateral”: as defined in the ABL Intercreditor Agreement.
“ABL Intercreditor Agreement”: as defined in the recitals hereto.
“Accounts”: all accounts (as defined in the PPSA) of each Grantor, including, without limitation, all Accounts (as defined in the Credit Agreement) and Accounts Receivable of such Grantor.
“Accounts Receivable”: any right to payment for goods sold or leased or for services rendered.
“Additional Agent”: as defined in the ABL Intercreditor Agreement.
“Additional Collateral Documents”: as defined in the ABL Intercreditor Agreement.
“Additional Credit Facilities”: as defined in the ABL Intercreditor Agreement.
“Additional Obligations”: as defined in the ABL Intercreditor Agreement.
“Adjusted Net Worth”: of any Guarantor at any time, shall mean the greater of (x) $0 and (y) the amount by which the fair saleable value of such Guarantor’s assets on the date of the respective payment hereunder exceeds its debts and other liabilities (including contingent liabilities, but without giving effect to any of its obligations under this Agreement or any other Loan Document, or pursuant to its guarantee with respect to any Indebtedness then outstanding under the ABL Credit Agreement or any Assumed Indebtedness) on such date.
“Administrative Agent”: as defined in the preamble hereto.
“Agreement”: this Canadian Guarantee and Collateral Agreement, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.
“Applicable Law”: as defined in Section 9.8 hereto.

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“Asset Sales Proceeds Account”: one or more Deposit Accounts or Securities Accounts holding only the proceeds of any sale or disposition of any Term Loan Priority Collateral and the proceeds or investment thereof.
“Bank Products Provider”: shall mean any Person that has entered into a Bank Products Agreement with a Grantor with the obligations of such Grantor thereunder being secured by one or more Loan Documents, as designated by the Borrower in accordance with Section 8.4 hereof (provided that no Person shall, with respect to any Bank Products Agreement, be at any time a Bank Products Provider with respect to more than one Credit Facility).
“Bankruptcy Case”: (i) Parent or any of its Subsidiaries commencing any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Parent or any of its Subsidiaries making a general assignment for the benefit of its creditors; or (ii) there being commenced against Parent or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days.
“Borrower”: as defined in the preamble hereto.
“CIPO”: the Canadian Intellectual Property Office.
“Closing Date”: means the effective date of this Agreement.
“Collateral”: as defined in Section 3; provided that, for purposes of Subsection 6.5, Section 8 and Subsection 9.16(b), “Collateral” shall have the meaning assigned to such term in the Credit Agreement.
“Collateral Account Bank”: a bank which at all times is a Collateral Agent or a Lender or an affiliate thereof as selected by the relevant Grantor and consented to in writing by the Collateral Agent (such consent not to be unreasonably withheld or delayed).
“Collateral Agent”: as defined in the preamble hereto.
“Collateral Proceeds Account”: a non-interest bearing cash collateral account established and maintained by the relevant Grantor at an office of the Collateral Account Bank in the name, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Parties.
“Commercial Tort Action”: any action, other than an action primarily seeking declaratory or injunctive relief with respect to claims asserted or expected to be asserted by Persons other than the Grantors, that is commenced by a Grantor in the courts of the United States of America, any state or territory thereof or any political subdivision of any such state or territory, in which any Grantor seeks damages arising out of torts committed against it that would reasonably be expected to result in a damage award to it exceeding $7,500,000.
“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute thereto.
“Contracts”: with respect to any Grantor, all contracts, agreements, instruments and indentures in any form and portions thereof, to which such Grantor is a party or under which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, waived or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor

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to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder.
“Contractual Obligation”: as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Copyright Licenses”: with respect to any Grantor, all Canadian written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any Canadian copyright of such Grantor, other than agreements with any Person who is an Affiliate or a Subsidiary of the Borrower or such Grantor, including, without limitation, any material license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.
“Copyrights”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all Canadian copyrights, whether or not the underlying works of authorship have been published or registered, all Canadian copyright registrations and copyright applications, including, without limitation, any copyright registrations and copyright applications listed on Schedule 5 hereto, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof and (iii) the right to sue or otherwise recover for past, present and future infringements and misappropriations thereof.
“Credit Agreement”: has the meaning provided in the recitals hereto.
“Credit Facility”: the Credit Agreement, the ABL Credit Agreement (as defined in the ABL Intercreditor Agreement) or any Additional Credit Facility, as applicable.
“CSRA Registrations”: as defined in Section 4.2.1.
“DDAs”: as defined in the ABL Credit Agreement.
“Deposit Account”: with respect to any Grantor, (i) all deposit, demand, time, savings, passbook or other Accounts with a bank, credit union, trust company or similar financial institution and all Accounts and sub-Accounts relating to any of the foregoing Accounts now or hereafter held in the name of any Grantor and (ii) all cash, funds, money, checks, notes and Instruments from time to time on deposit in any of the Accounts or sub-Accounts described in clause (i) of this definition.
“Designs”: with respect to any Grantor, designs and design applications, including (i) the design and design applications listed on Schedule 5, (ii) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (iv) the right to sue for past, present, and future infringements thereof, and (v) all of each Grantor’s rights corresponding thereto throughout the world.
“Discharge of ABL Obligations”: as defined in the ABL Intercreditor Agreement.
“Excluded Assets”: as defined in Section 3.3.
“Excluded Swap Obligation”: with respect to any Guarantor, any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

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“Fixtures”: any trade fixtures, other fixtures and storage facilities (wherever located), and all additions and accessories thereto and replacements therefor.
“Foreign Intellectual Property”: any right, title or interest in or to any copyrights, copyright licenses, patents, patent applications, patent licenses, designs, trade secrets, trade secret licenses, trademarks, trademark applications, trade names, trademark licenses, technology, know-how and processes or any other intellectual property governed by or arising or existing under, pursuant to or by virtue of the laws of any jurisdiction other than Canada or any province or territory thereof.
“General Fund Account”: the general fund account of the relevant Grantor established at the same office of the Collateral Account Bank as the Collateral Proceeds Account.
“Grantors”: the Initial Grantor and any other Subsidiary of Parent that becomes a party hereto from time to time after the date hereof.
“Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with Section 2 of this Agreement, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent, to the Other Representatives or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement and interest and fees accruing after (or would accrue but for) the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Guarantor, whether or not a claim for post-filing or post-petition interest or fees is allowed in such proceeding).
“Guarantors”: the collective reference to each Grantor, provided that each such Grantor shall be considered a Guarantor only with respect to the Primary Obligations of any other Grantor.
“Hedging Provider”: any Person that has entered into a Hedge Agreement with a Grantor with the obligations of such Grantor thereunder being secured by one or more Loan Documents, as designated by the Borrower in accordance with Section 8.4 hereof (provided that no Person shall, with respect to any Hedge Agreement, be at any time a Hedging Provider with respect to more than one Credit Facility).
“Holdings”: as defined in the recitals hereto.
“Initial Grantor”: as defined in the preamble hereto.
“Instruments”: has the meaning specified in the PPSA, but excluding the Pledged Securities.
“Intellectual Property”: with respect to any Grantor, the collective reference to such Grantor’s Copyrights, Copyright Licenses, Designs, Patents, Patent Licenses, Trade Secrets, Trade Secret Licenses, Trademarks and Trademark Licenses.
“Intercompany Note”: with respect to any Grantor, any promissory note in a principal amount in excess of $7,500,000 evidencing loans made by such Grantor to Parent, Holdings, the Borrower or any of its Restricted Subsidiaries.
“Intercreditor Agreements”: the ABL Intercreditor Agreement and any Other Intercreditor Agreement that may be entered into in the future by the Collateral Agent and one or more Additional Agents and acknowledged by the Borrower and the other Grantors (each as amended, amended and restated, waived, supplemented or otherwise modified from time to time (subject to Subsection 9.1)) (upon and during the effectiveness thereof).
“Inventory”: with respect to any Grantor, all inventory (as defined in the PPSA) of such Grantor, including, without limitation, all Inventory (as defined in the Credit Agreement) of such Grantor.

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“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in the PPSA (other than any Capital Stock of any Foreign Subsidiary in excess of 65% of any series of such stock and other than any Capital Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Securities.
“Issuers”: the collective reference to the Persons identified on Schedule 2 as the issuers of Pledged Stock, together with any successors to such companies (including, without limitation, any successors contemplated by Subsection 8.2 of the Credit Agreement).
“Lender”: as defined in the preamble hereto.
“Letter of Credit Rights”: a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance but shall not include the right of a beneficiary to demand payment or performance under a letter of credit.
“Non-Lender Secured Parties”: the collective reference to all Bank Products Providers and Hedging Providers and their respective successors, assigns and transferees.
“Obligations”: with respect to any Loan Party, the collective reference to its Primary Obligations and Guarantor Obligations.
“Parent”: as defined in the preamble hereto.
“Patent Licenses”: with respect to any Grantor, all Canadian written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any Canadian patent, patent application, or patentable invention other than agreements with any Person who is an Affiliate or a Subsidiary of the Borrower or such Grantor, including, without limitation, the material license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.
“Patents”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all Canadian patents, patent applications and patentable inventions and all reissues and extensions thereof, including, without limitation, all patents and patent applications identified in Schedule 5 hereto, and including, without limitation, (i) all inventions and improvements described and claimed therein, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights corresponding thereto in Canada and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto.
“Pledged Notes”: with respect to any Grantor, all Intercompany Notes at any time issued to, or held or owned by, such Grantor.
“Pledged Securities”: the collective reference to the Pledged Notes and the Pledged Stock.
“Pledged Stock”: with respect to any Grantor, the shares of Capital Stock listed on Schedule 2 as held by such Grantor, together with any other shares of Capital Stock required to be pledged by such Grantor pursuant to Subsection 7.9 of the Credit Agreement, as well as any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Issuer that may be issued or granted to, or held by, such Grantor while this Agreement is in effect, in each case unless and until such time as the respective pledge of such Capital Stock under this Agreement is released in accordance with the terms hereof and of the Credit Agreement (provided that in no event shall there be pledged, nor shall any Grantor be required to pledge, directly or indirectly, (i) more than 65% of any series of the outstanding Capital Stock (including for these purposes any investment or indebtedness deemed to be Capital Stock for U.S. tax purposes) of any Foreign Subsidiary, (ii) any of the Capital Stock

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of a Subsidiary of a Foreign Subsidiary, (iii) de minimis shares of a Foreign Subsidiary held by any Grantor as a nominee or in a similar capacity, (iv) any Capital Stock of any Excluded Subsidiary (other than, but without limiting clause (i) above, a Subsidiary described in clause (d) of the definition thereof) and (v) without duplication, any Excluded Assets).
“PPSA”: the Personal Property Security Act (Ontario), including the regulations thereto; provided, that, if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder or under any other Loan Document on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction in Canada other than the Province of Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation (including the Civil Code of Quebec) in effect from time to time in such other jurisdiction in Canada for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“Primary Obligations”: the collective reference to (a) all obligations and liabilities of the Borrower in respect of the unpaid principal of and interest on (including, without limitation, interest and fees accruing after the maturity of the Loans and interest and fees accruing after (or that would accrue but for) the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest or fees is allowed in such proceeding) the Loans, and all other obligations and liabilities of the Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Loans, the other Loan Documents, any Hedge Agreement entered into with any Hedging Provider or any Bank Products Agreement entered into with any Bank Products Provider (provided, however, that the definition of “Primary Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Grantor to support, as applicable) any Excluded Swap Obligations of the Borrower or any other Loan Party for purposes of determining any obligations of any Guarantor or other Grantor), in each case whether on account of principal, interest, reimbursement obligations, amounts payable in connection with any such Bank Products Agreement or a termination of any transaction entered into pursuant to any such Hedge Agreement, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees, expenses and disbursements of counsel to the Administrative Agent or any other Secured Party that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement or any other Loan Document) and (b) all obligations and liabilities of any Grantor to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Hedge Agreement entered into with any Hedging Provider or any Bank Products Agreement entered into with any Bank Products Provider (provided, however, that the definition of “Primary Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Grantor to support, as applicable) any Excluded Swap Obligations of the Borrower or any other Loan Party for purposes of determining any obligations of any Guarantor or other Grantor), in each case whether on account of principal, interest, reimbursement obligations, amounts payable in connection with any such Bank Products Agreement or a termination of any transaction entered into pursuant to any such Hedge Agreement, fees, indemnities, costs, expenses or otherwise.
“Proceeds”: all “proceeds” as such term is defined in the PPSA on the date hereof and, in any event, Proceeds of Pledged Securities shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.
“Restrictive Agreements”: as defined in Subsection 3.3(a).
“Secured Parties”: the collective reference to (i) the Administrative Agent, the Collateral Agent and each Other Representative, (ii) the Lenders, (iii) the Non-Lender Secured Parties and (iv) their respective successors and assigns and their permitted transferees and endorsees.
“Specified Asset”: as defined in Subsection 4.2.2 hereof.

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“STA”: means collectively, the Securities Transfer Act (Ontario) and comparable securities transfer legislation in effect in any other jurisdiction, as such legislation may be amended, consolidated or replaced from time to time.
“Supporting Obligations”: means supporting obligations, and includes letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents of Title, Intangibles, Instruments or Investment Property.
“Term Loan Priority Collateral”: the “Term Loan Priority Collateral” as defined in the ABL Intercreditor Agreement.
“Trade Secret Licenses”: with respect to any Grantor, all Canadian written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any Canadian trade secrets, including, without limitation, know how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, other than agreements with any Person who is an Affiliate or a Subsidiary of the Borrower or such Grantor, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.
“Trade Secrets”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all Canadian trade secrets, including, without limitation, know-how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, including, without limitation, (i) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses, non-disclosure agreements and memoranda of understanding entered into in connection therewith, and damages and payments for past or future misappropriations thereof, and (ii) the right to sue or otherwise recover for past, present or future misappropriations thereof.
“Trademark Licenses”: with respect to any Grantor, all Canadian written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any Canadian trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, other than agreements with any Person who is an Affiliate or a Subsidiary of the Borrower or such Grantor, including, without limitation, the material license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.
“Trademarks”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all Canadian trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, trademark and service mark registrations, and applications for trademark or service mark registrations, and any renewals thereof, including, without limitation, each registration and application identified in Schedule 5 hereto, and including, without limitation, (i) the right to sue or otherwise recover for any and all past, present and future infringements or dilutions thereof, (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iii) all other rights corresponding thereto and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto in Canada, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin or business identifiers.
“ULC” shall mean an unlimited company, unlimited liability corporation or unlimited liability company.
“ULC Laws” shall mean the Companies Act (Nova Scotia), the Business Corporations Act (Alberta), the Business Corporations Act (British Columbia) and any other present or future laws governing ULCs.
“ULC Shares” shall mean shares or other equity interests in the capital stock of a ULC.

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“Vehicles”: all cars, trucks, trailers, construction and earth moving equipment and other vehicles with a vehicle identification number or otherwise constituting “serial number goods” or “serial numbered goods” for the purposes of the applicable PPSA and all tires and other appurtenances to any of the foregoing.
“$”: means the lawful money of the United States of America.
1.2Other Definitional Provisions.
(a)The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Annex references are to this Agreement unless otherwise specified. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.”
(b)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(c)Where the context requires, terms relating to the Collateral, or any part thereof, when used in relation to a Grantor shall refer to such Grantor’s Collateral or the relevant part thereof.
(d)All references in this Agreement to any of the property described in the definition of the term “Collateral” or to any Proceeds thereof, shall be deemed to be references thereto only to the extent the same constitute Collateral.
(e)Notwithstanding anything to the contrary herein or in any Loan Document, no Subsidiary that is a party to the ABL Guarantee and Collateral Agreement (or otherwise is a borrower or guarantor under the ABL Credit Agreement) shall be an Excluded Subsidiary under and as defined in the Credit Agreement. For the avoidance of doubt, the Initial Grantor and each Guarantor that becomes a party to this Agreement shall be a Subsidiary Guarantor under and as defined in the Credit Agreement unless and until such time as such Guarantor is released from Guarantee in accordance with the Credit Agreement; provided, however, that no such Guarantor may be released on the basis that it is an Excluded Subsidiary, if such Guarantor is a party to the ABL Guarantee and Collateral Agreement (or otherwise is a borrower or guarantor under the ABL Credit Agreement).
(f)Notwithstanding the limitations or exceptions set forth in the Credit Agreement with respect to the granting or perfection of security interests and delivery of security documents, each Grantor agrees to grant the security and take the actions contemplated by this Agreement. To the extent that any Grantor takes any action to grant or perfect a security interest in favor of the ABL Agent, such Grantor shall concurrently therewith takes such action in favor of the Collateral Agent.
SECTION 2.GUARANTEE
2.1Guarantee.
(a)Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the benefit of the Secured Parties, the prompt and complete payment and performance by the Loan Parties when due and payable (whether at the stated maturity, by acceleration or otherwise) of the Primary Obligations of the Loan Parties; provided, however, that nothing herein or in the definition of “Primary Obligations” shall create any guarantee by any Guarantor of (or grant of security interest by any Grantor to support, as applicable) any Excluded Swap Obligations of a Loan Party for purposes of determining any obligations of such Guarantor (or Grantor) hereunder owed to the applicable Secured Parties.
(b)Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor (other than the Borrower) hereunder and under the other Loan

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Documents shall in no event exceed the amount that can be guaranteed by such Guarantor under applicable law, including applicable laws relating to the insolvency of debtors.
(c)Each Guarantor agrees that the Primary Obligations guaranteed by it hereunder may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.
(d)The guarantee contained in this Section 2 shall remain in full force and effect until the earlier to occur of (i) the first date on which all the Loans and all other Primary Obligations then due and owing, and the obligations of each Guarantor under the guarantee contained in this Section 2 then due and owing shall have been satisfied by payment in full in cash and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Loan Parties may be free from any Primary Obligations, (ii) as to any Guarantor, the sale or other disposition of all of the Capital Stock of such Guarantor (other than to Parent, Holdings, the Borrower or a Subsidiary Guarantor), or, in the case of any Subsidiary Guarantor, any other transaction or occurrence as a result of which such Guarantor ceases to be a Restricted Subsidiary of the Borrower, in each case that is permitted under the Credit Agreement and (iii) as to any Guarantor, such Guarantor becoming an Excluded Subsidiary.
(e)No payment made by the Borrower, any other Loan Party with Primary Obligations, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from the Borrower, any other Loan Party with Primary Obligations, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of any of the Primary Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Primary Obligations or any payment received or collected from such Guarantor in respect of any of the Primary Obligations), remain liable for the Primary Obligations of the Borrower guaranteed by it hereunder up to the maximum liability of such Guarantor hereunder until the earlier to occur of (i) the first date on which all the Loans, and all other Primary Obligations of the Borrower then due and owing, are paid in full in cash and the Commitments are terminated, (ii) the sale or other disposition of all of the Capital Stock of such Guarantor (other than to Parent, Holdings, the Borrower or a Subsidiary Guarantor), or, if such Guarantor is a Subsidiary Guarantor, any other transaction or occurrence as a result of which such Guarantor ceases to be a Restricted Subsidiary of the Borrower, in each case that is permitted under the Credit Agreement and (iii) as to any such Guarantor, such Guarantor becoming an Excluded Subsidiary.
2.2Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share (based, to the maximum extent permitted by law, on the respective Adjusted Net Worths of the Guarantors on the date the respective payment is made) of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder that has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Subsection 2.3. The provisions of this Subsection 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the other Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.
2.3No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against the Borrower, any other Loan Party with Primary Obligations or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Primary Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower, any other Loan Party with Primary Obligations or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the other Secured Parties by the Loan Parties on account

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of the Primary Obligations are paid in full in cash and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Primary Obligations shall not have been paid in full in cash or any of the Commitments shall remain in effect, such amount shall be held by such Guarantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be held as collateral security for all of the Primary Obligations (whether matured or unmatured) guaranteed by such Guarantor and/or then or at any time thereafter may be applied against any Primary Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.
2.4Amendments, etc. with respect to the Obligations. To the maximum extent permitted by law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Primary Obligations made by the Collateral Agent, the Administrative Agent or any other Secured Party may be rescinded by the Collateral Agent, the Administrative Agent or such other Secured Party and any of the Primary Obligations continued, and the Primary Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, waived, modified, accelerated, compromised, subordinated, waived, surrendered or released by the Collateral Agent, the Administrative Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, waived, modified, supplemented or terminated, in whole or in part, as the Collateral Agent or the Administrative Agent (or the Required Lenders or the applicable Lenders(s), as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent, the Administrative Agent or any other Secured Party for the payment of any of the Primary Obligations may be sold, exchanged, waived, surrendered or released. None of the Collateral Agent, the Administrative Agent and each other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for any of the Primary Obligations or for the guarantee contained in this Section 2 or any property subject thereto, except to the extent required by applicable law.
2.5Guarantee Absolute and Unconditional. Each Guarantor waives, to the maximum extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Primary Obligations and notice of or proof of reliance by the Collateral Agent, the Administrative Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; each of the Primary Obligations, and any obligation contained therein, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Loan Parties, on the one hand, and the Collateral Agent, the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives, to the maximum extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower, any other Loan Party with Primary Obligations or any of the other Guarantors with respect to any of the Primary Obligations. Each Guarantor understands and agrees, to the extent permitted by law, that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and not of collection. Each Guarantor hereby waives, to the maximum extent permitted by applicable law, any and all defenses (other than any claim against a Secured Party alleging breach of a contractual provision of any of the Loan Documents) that it may have arising out of or in connection with any and all of the following: (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Primary Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent, the Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Borrower or any other Loan Party against the Collateral Agent, the Administrative Agent or any other Secured Party, (c) any change in the time, place, manner or place of payment, amendment, or waiver or increase in any of the Obligations, (d) any exchange, taking, or release of Collateral, (e) any change in the structure or existence of the Borrower, (f) any application of Collateral to any of the

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Obligations, (g) any law, regulation or order of any jurisdiction, or any other event, affecting any term of any Obligation or the rights of the Collateral Agent, the Administrative Agent or any other Secured Party with respect thereto, including, without limitation: (i) the application of any such law, regulation, decree or order, including any prior approval, which would prevent the exchange of any currency (other than Dollars) for Dollars or the remittance of funds outside of such jurisdiction or the unavailability of Dollars in any legal exchange market in such jurisdiction in accordance with normal commercial practice, (ii) a declaration of banking moratorium or any suspension of payments by banks in such jurisdiction or the imposition by such jurisdiction or any Governmental Authority thereof of any moratorium on, the required rescheduling or restructuring of, or required approval of payments on, any indebtedness in such jurisdiction, (iii) any expropriation, confiscation, nationalization or requisition by such country or any Governmental Authority that directly or indirectly deprives the Borrower of any assets or their use, or of the ability to operate its business or a material part thereof, or (iv) any war (whether or not declared), insurrection, revolution, hostile act, civil strife or similar events occurring in such jurisdiction which has the same effect as the events described in clause (i), (ii) or (iii) above (in each of the cases contemplated in clauses (i) through (iv) above, to the extent occurring or existing on or at any time after the date of this Agreement), or (h) any other circumstance whatsoever (other than payment in full in cash of the Primary Obligations guaranteed by it hereunder) (with or without notice to or knowledge of the Borrower, any other Loan Party with Primary Obligations or any Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Loan Parties from the Primary Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent, the Administrative Agent and any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Loan Party with Primary Obligations, any other Guarantor or any other Person or against any collateral security or guarantee for the Primary Obligations guaranteed by such Guarantor hereunder or any right of offset with respect thereto, and any failure by the Collateral Agent, the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Loan Party with Primary Obligations, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Loan Party with Primary Obligations, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent, the Administrative Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
2.6Reinstatement. The guarantee of any Guarantor contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Primary Obligations guaranteed by such Guarantor hereunder is rescinded or must otherwise be restored or returned by the Collateral Agent, the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, any other Loan Party with Primary Obligations or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower, any other Loan Party with Primary Obligations or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
2.7Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim, in Dollars (or in the case of any amount required to be paid in any other currency pursuant to the requirements of the Credit Agreement or other agreement relating to the respective Obligations, such other currency), at the Administrative Agent’s office specified in Subsection 11.2 of the Credit Agreement or such other address as may be designated in writing by the Administrative Agent to such Guarantor from time to time in accordance with Subsection 11.2 of the Credit Agreement.
SECTION 3.GRANT OF SECURITY INTEREST

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3.1Grant. Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the Collateral of such Grantor, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of its Obligations (provided, however, that nothing herein or in the definition of “Obligations” shall grant any security interest to secure any obligations or liabilities of a Loan Party under or in connection with any Excluded Swap Obligations for purposes of determining any obligations of a Grantor hereunder) of such Grantor. The term “Collateral,” as to any Grantor, means all of the Grantor’s property and undertaking, including, without limitation, the following property (wherever located) now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, except as provided in Subsection 3.3:
(a)all Accounts;
(b)all Money (including all cash);
(c)all cash or Cash Equivalents;
(d)all Chattel Paper;
(e)all Contracts;
(f)all Deposit Accounts (including DDAs), all of such Grantor’s Financial Assets credited to such Deposit Accounts and all Security Entitlements in respect thereof;
(g)all Documents of Title;
(h)all Equipment;
(i)all Intangibles;
(j)all Goods;
(k)all Instruments;
(l)all Intellectual Property;
(m)all Inventory;
(n)all Investment Property;
(o)all letters of credit or Letter of Credit Rights;
(p)all Fixtures;
(q)all commercial tort claims constituting Commercial Tort Actions described in Schedule 7 (together with any Commercial Tort Actions subject to a further writing provided in accordance with Subsection 5.2.12);
(r)all accessions to, substitutions for and replacements, proceeds, insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any Intangibles at any time evidencing or relating to any of the foregoing;
(s)all Pledged Securities;
(t)all books and records pertaining to any of the foregoing;

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(u)the Collateral Proceeds Account; and
(v)to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all Supporting Obligations and all collateral security and guarantees given by any Person with respect to any of the foregoing.
3.2[Reserved].
3.3Certain Limited Exceptions. No security interest is or will be granted pursuant to this Agreement or any other Security Document, other than the security interest granted in the Guarantee and Collateral Agreement, in any right, title or interest of any Grantor under or in, and “Collateral” shall not include, the following (subject to the last sentence of this Section 3.3, collectively, the “Excluded Assets”):
(a)any Instruments, Contracts, Chattel Paper, Intangibles, Copyright Licenses, Patent Licenses, Trademark Licenses, Trade Secret Licenses or other contracts or agreements with or issued by Persons other than Parent, a Subsidiary of Parent or an Affiliate thereof, (collectively, “Restrictive Agreements”) that would otherwise be included in the Collateral (and such Restrictive Agreements shall not be deemed to constitute a part of the Collateral) for so long as, and to the extent that, the granting of such a security interest pursuant hereto would result in a breach, default or termination of such Restrictive Agreements (in each case, except to the extent that, pursuant to the PPSA or other applicable law, the granting of security interests therein can be made without resulting in a breach, default or termination of such Restrictive Agreements);
(b)any Equipment or other property that would otherwise be included in the Collateral (and such Equipment or other property shall not be deemed to constitute a part of the Collateral) if such Equipment or other property (x) is subject to a Lien described in clause (h) (with respect to Purchase Money Obligations or Capitalized Lease Obligations) or (o) (with respect to such Liens described in such clause (h)) of the definition of “Permitted Liens” in the Credit Agreement (but in each case only for so long as such Liens are in place) or (y) is subject to any Lien in respect of Hedging Obligations permitted by Subsection 8.6 of the Credit Agreement as a “Permitted Lien” pursuant to clause (h) of the definition thereof in the Credit Agreement (but in each case only for so long as such Liens are in place), and, in the case of such other property, such other property consists solely of (i) cash, Cash Equivalents, Temporary Cash Investments or Investment Grade Securities, together with proceeds, dividends and distributions in respect thereof, (ii) any assets relating to such assets, proceeds, dividends or distributions, or to such Hedging Obligations, and/or (iii) any other assets consisting of, relating to or arising under or in connection with (1) any Hedging Obligations or (2) any other agreements, instruments or documents related to any such Hedging Obligations or to any of the assets referred to in any of subclauses (i) through (iii) of this subclause (y);
(c)any property that would otherwise be included in the Collateral (and such property shall not be deemed to constitute a part of the Collateral) if such property (x) has been sold or otherwise transferred in connection with a Special Purpose Financing (as defined in the Credit Agreement), or (y) constitutes the proceeds or products of any property that has been sold or otherwise transferred pursuant to such Special Purpose Financing (other than any payments received by any Grantor in payment for the sale and transfer of such property in such Special Purpose Financing) or (z) is subject to any Liens securing Indebtedness incurred in compliance with Section 8.1(b)(ix) of the Credit Agreement or permitted by Section 8.6 of the Credit Agreement as “Permitted Liens” permitted pursuant to clause (r) of the definition of such term;
(d)any property (and/or related rights and/or assets) that would otherwise be included in the Collateral (and such property (and/or related rights and/or assets) shall not be deemed to constitute a part of the Collateral) if such property (A) has been sold or otherwise transferred in connection with a Sale and Leaseback Transaction (as defined in the definition of “Exempt Sale and Leaseback Transaction” in the Credit Agreement) permitted under clause (x) or (xviii) of the definition of “Asset Disposition” in the Credit Agreement or under Section 8.4 of the Credit Agreement, or (B) is subject to any Liens permitted under Subsection 8.6 of the Credit Agreement which relate to property subject to any such Sale and Leaseback Transaction (as defined in the definition of “Exempt Sale and Leaseback Transaction” in the Credit Agreement) or intangibles related thereto (but only for so long as

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such Liens are in place); provided that, notwithstanding the foregoing, a security interest of the Collateral Agent shall attach to any money, securities or other consideration received by any Grantor as consideration for the sale or other disposition of such property as and to the extent such consideration would otherwise constitute Collateral;
(e)Capital Stock (including for these purposes any investment or indebtedness deemed to be Capital Stock for U.S. tax purposes) that is described in the proviso to the definition of “Pledged Stock”;
(f)any Money, cash, checks, other negotiable instruments, funds and other evidence of payment held in any Deposit Account of Parent in the nature of a security deposit with respect to obligations for the benefit of Parent, which must be held for or returned to the applicable counterparty under applicable law or pursuant to Contractual Obligations;
(g)[reserved];
(h)any interest in leased real property (including Fixtures related thereto) (and there shall be no requirement to deliver landlord lien waivers, estoppels or collateral access letters);
(i)any fee interest in owned real property (including Fixtures related thereto) if the fair market value of such fee interest is less than $12,500,000;
(j)any Vehicles and any assets subject to certificate of title;
(k)Letter of Credit Rights and commercial tort claims individually with a value of less than $7,500,000;
(l)assets to the extent the granting or perfecting of a security interest in such assets would result in costs or other consequences to Parent or any of its Subsidiaries as reasonably determined in writing by the Borrower and the Administrative Agent, that are excessive in view of the benefits that would be obtained by the Secured Parties;
(m)those assets over which the granting of security interests in such assets would be prohibited by contract permitted under the Credit Agreement, applicable law or regulation or the organizational or joint venture documents of any non-wholly owned Subsidiary (including permitted liens, leases and licenses) (in each case, after giving effect to the applicable anti-assignment provisions of the PPSA, other than proceeds and receivables thereof to the extent that their assignment is expressly deemed effective or enforceable under the PPSA notwithstanding such prohibitions), or to the extent that such security interests would result in adverse tax consequences to Parent, Holdings, Borrower or any one or more of its Subsidiaries as reasonably determined in writing by the Borrower and notified in writing to the Collateral Agent (it being understood that the Lenders shall not require Parent or any of its subsidiaries to enter into any security agreements or pledge agreements governed by foreign law (other than the laws of the United States of America and any of its states));
(n)any assets specifically requiring perfection through control (including cash, cash equivalents, deposit accounts or other bank or securities accounts), to the extent the security interest in such asset is not automatically perfected by filings under the PPSA or, in the case of Pledged Stock, by being held by the Collateral Agent or an Additional Agent as agent for the Collateral Agent, other than (i) prior to the Discharge of ABL Obligations, DDAs and Blocked Accounts (as defined in the ABL Credit Agreement) (in each case only to the extent required pursuant to Subsection 4.16 of the ABL Credit Agreement), and (ii) the Collateral Proceeds Account (to the extent required pursuant to this Agreement), and, prior to the Discharge of ABL Obligations, any Collateral Proceeds Account under and as defined in the ABL Guarantee and Collateral Agreement (to the extent required pursuant to the ABL Collateral Agreement);
(o)Foreign Intellectual Property;

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(p)any aircrafts, airframes, aircraft engines, helicopters, vessels or rolling stock or any equipment or other asset constituting a part thereof;
(q)any property that would otherwise constitute ABL Priority Collateral but is an Excluded Asset (as such term is defined in the ABL Guarantee and Collateral Agreement);
(r)any Capital Stock and other securities of a Subsidiary to the extent that the pledge of or grant of any other Lien on such Capital Stock or other securities for the benefit of any holders of securities results in Parent or any of its Subsidiaries being required to file separate financial statements for such Subsidiary with the Securities and Exchange Commission (or any other governmental authority) pursuant to either Rule 3-10 or 3-16 of Regulation S-X under the Securities Act, or any other law, rule or regulation as in effect from time to time, but only to the extent necessary to not be subject to such requirement;
(s)with respect to any Grantor’s grant of security in Trademarks, such grant of security shall be limited to a grant by such Grantor of a security interest in (and not constitute an assignment of) all of the Grantor’s right, title and interest in such Trademarks;
(t)Consumer Goods; and
(u)the last day of the term of any lease or agreement for lease of rental property.
Notwithstanding the foregoing clauses (a) through (u), no “Collateral” as defined in the ABL Guarantee and Collateral Agreement shall constitute Excluded Assets.
For greater clarity, each Grantor’s grant of security in the Trademarks under this Agreement shall constitute a grant by such Grantor of a security interest, and a charge, hypothecation and pledge of, all of such Grantor’s right, title and interest in such Trademarks in favour of the Collateral Agent and not constitute an assignment thereof.
3.4Intercreditor Relations. Notwithstanding anything herein to the contrary, it is the understanding of the parties that the Liens granted pursuant to Subsection 3.1 and 3.2 herein shall (w) with respect to all Collateral other than Collateral constituting Term Loan Priority Collateral, prior to the Discharge of the ABL Obligations, be subject and subordinate to the Liens granted to the ABL Agent for the benefit of the holders of the ABL Obligations to secure the ABL Obligations pursuant to the ABL Guarantee and Collateral Agreement, and (x) with respect to Term Loan Priority Collateral, prior to the Discharge of the ABL Obligations, be senior in priority to the Liens granted to the ABL Agent for the benefit of the holders of the ABL Obligations to secure the ABL Obligations pursuant to the ABL Guarantee and Collateral Agreement. The Collateral Agent acknowledges and agrees that the relative priority of the Liens granted to the Collateral Agent and the ABL Agent may be determined solely pursuant to the applicable Intercreditor Agreements, and not by priority as a matter of law or otherwise. Notwithstanding anything herein to the contrary, the Liens and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the ABL Intercreditor Agreement. In the event of any conflict between the terms of the ABL Intercreditor Agreement and this Agreement, the terms of the ABL Intercreditor Agreement shall govern and control as among the Collateral Agent and the ABL Agent. In the event of any such conflict, each Grantor may act (or omit to act) in accordance with such Intercreditor Agreement, and shall not be in breach, violation or default of its obligations hereunder by reason of doing so. Notwithstanding any other provision hereof, for so long as any ABL Obligations remain outstanding, any obligation hereunder to deliver to the Collateral Agent any Collateral constituting ABL Priority Collateral shall be satisfied by causing such Collateral to be delivered to the ABL Agent to be held in accordance with the ABL Intercreditor Agreement.
3.5Attachment of Liens. Each Grantor agrees that the Collateral Agent, each Lender and each of the other Secured Parties have given value and that the pledges and security interests created by this Agreement are intended to attach (a) with respect to Collateral that is now in existence, upon execution of this Agreement, and (b) with respect to Collateral that comes into existence in the future, upon such Grantor acquiring rights in the Collateral or the power to transfer rights in the Collateral to the

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Collateral Agent. In each case, the parties do not intend to postpone the attachment of any security interests created by this Agreement.
SECTION 4.REPRESENTATIONS AND WARRANTIES
4.1Representations and Warranties of Each Guarantor. To induce the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Guarantor hereby represents and warrants to the Collateral Agent and each other Secured Party that the representations and warranties set forth in Section 5 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which representations and warranties is hereby incorporated herein by reference, are true and correct in all material respects, and the Collateral Agent and each other Secured Party shall be entitled to rely on each of such representations and warranties as if fully set forth herein; provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Subsection 4.1, be deemed to be a reference to such Guarantor’s knowledge.
4.2Representations and Warranties of Each Grantor. To induce the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Collateral Agent and each other Secured Party that, in each case after giving effect to the Transactions:
4.2.1Title; No Other Liens. Except for the security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on such Grantor’s Collateral by the Credit Agreement, such Grantor owns each item of such Grantor’s Collateral free and clear of any and all Liens securing Indebtedness. Except as set forth on Schedule 3, to the knowledge of such Grantor, no currently effective financing statement or other similar public notice with respect to any Lien securing Indebtedness on all or any part of such Grantor’s Collateral is on file or of record in any public office in Canada or any province or territory thereof, except, in each case, such as have been filed in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement or as are permitted by the Credit Agreement or any other Loan Document or for which termination statements will be delivered on the Closing Date. For greater certainty, the following registrations filed against Unistrut Canada Limited (which is a predecessor corporation of the Initial Grantor) under the Corporate Security Registration Act (“CSRA”) relate to historical debt that has been repaid in full prior to the Closing Date and evidence Liens that have been fully and finally released in their entirety by the holders of such Liens namely, Bank of Boston Canada, The First National Bank of Boston Canada and Boston Australia Limited prior to the Closing Date: (i) CSRA Number 078748, Reference File Number 900787482, filed on January 31, 1986 in favour of Bank of Boston Canada; (ii) CSRA Number 078749, Reference File Number 900787491, filed on January 31, 1986 in favour of The First National Bank of Boston; and (iii) CSRA Number 078750, Reference File Number 900787509, filed on January 31, 1986 in favour of Boston Australia Limited (collectively, the “CSRA Registrations”).
4.2.2Perfected First Priority Liens.
(a)This Agreement is effective to create, as collateral security for the Obligations of such Grantor, valid and enforceable Liens on such Grantor’s Collateral in favor of the Collateral Agent for the benefit of the Secured Parties, except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance or preference, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights’ generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
(b)Except with regard to (i) Liens (if any) on Specified Assets and (ii) any rights in favor of the Canadian government as required by law (if any), upon the completion of the Filings and, with respect to Instruments, Chattel Paper and Documents of Title upon the earlier of such Filing or the delivery to and continuing possession by the Collateral Agent, the ABL Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with the applicable Intercreditor Agreement, of all Instruments, Chattel Paper and Documents a security interest in which is perfected by

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possession, and the obtaining and maintenance of “control” (as described in the PPSA or STA, as applicable) by the Collateral Agent, the ABL Agent, the applicable Collateral Representative or any Additional Agent, as applicable (or their respective agents appointed for purposes of perfection), in accordance with the applicable Intercreditor Agreement of all Deposit Accounts, Blocked Accounts, the Collateral Proceeds Account, electronic Chattel Paper and Letter of Credit Rights, a security interest in which is perfected by “control” and in the case of Commercial Tort Actions (other than such Commercial Tort Actions listed on Schedule 7 on the date of this Agreement), the taking of the actions required by Subsection 5.2.12 herein, the Liens created pursuant to this Agreement will constitute valid Liens on and (to the extent provided herein) perfected security interests in such Grantor’s Collateral in favor of the Collateral Agent for the benefit of the Secured Parties, and will be prior to all other Liens of all other Persons securing Indebtedness, in each case other than Permitted Liens (and subject to any applicable Intercreditor Agreement), and enforceable as such as against all other Persons other than Ordinary Course Transferees, except to the extent that the recording of an assignment or other transfer of title to the Collateral Agent, the ABL Agent, the applicable Collateral Representative or any Additional Agent (in accordance with the applicable Intercreditor Agreement) or the recording of other applicable documents in CIPO may be necessary for perfection or enforceability, and except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance or preference, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights’ generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. As used in this Subsection 4.2.2(b), the following terms shall have the following meanings:
“Filings”: the filing or recording of (i) the Financing Statements as set forth in Schedule 3, (ii) this Agreement or a notice thereof with respect to the Intellectual Property as set forth in Schedule 3, and (iii) any filings after the Closing Date in any other jurisdiction as may be necessary under any Requirement of Law.
“Financing Statements”: the financing statements delivered to the Collateral Agent by such Grantor on or before the Closing Date for filing in the jurisdictions listed in Schedule 4.
“Ordinary Course Transferees”: (i) with respect to goods only, buyers in the ordinary course of business and lessees in the ordinary course of business to the extent provided in Section 28 (or equivalent provisions) of the PPSA as in effect from time to time in the relevant jurisdiction, (ii) with respect to intangibles only, licensees in the ordinary course of business to the extent provided in Section 28 (or equivalent provisions) of the PPSA as in effect from time to time in the relevant jurisdiction and (iii) any other Person who is entitled to take free of the Lien pursuant to the applicable PPSA as in effect from time to time in the relevant jurisdiction.
“Permitted Liens”: Liens permitted pursuant to the Credit Agreement, including, without limitation, those permitted to exist pursuant to Section 8.6 of the Credit Agreement.
“Specified Assets”: the following property and assets of such Grantor:
(1)Patents, Patent Licenses, Designs, Trademarks and Trademark Licenses to the extent that (a) Liens thereon cannot be perfected by the filing of financing statements under the PPSA or by the filing and acceptance thereof in CIPO or (b) such Patents, Patent Licenses, Designs, Trademarks and Trademark Licenses are not, individually or in the aggregate, material to the business of the Borrower and its Subsidiaries taken as a whole;
(2)Copyrights and Copyright Licenses with respect thereto and Accounts or receivables arising therefrom to the extent that the PPSA as in effect from time to time in the relevant jurisdiction is not applicable to the creation or perfection of Liens thereon;
(3)Collateral for which the perfection of Liens thereon requires filings in or other actions under the laws of jurisdictions outside Canada or any province or territory thereof;
(4)[reserved];

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(5)Fixtures, Vehicles, any other assets subject to certificates of title and Money; and Cash Equivalents (other than Cash Equivalents constituting Investment Property to the extent a security interest is perfected by the filing of a financing statement);
(6)Proceeds of Accounts or Inventory which do not themselves constitute Collateral or which do not constitute identifiable cash proceeds or which have not yet been transferred to or deposited in the Collateral Proceeds Account (if any); and,
(7)Uncertificated securities (to the extent a security interest is not perfected by the filing of a financing statement).
4.2.3Jurisdiction of Organization and Registered Office. On the date hereof, such Grantor’s jurisdiction of organization and registered office is specified on Schedule 4.
4.2.4[Reserved].
4.2.5[Reserved].
4.2.6Patents, Designs, Copyrights and Trademarks. Schedule 5 lists all material Trademarks, material Copyrights, material Patents and material Designs, in each case, registered in CIPO and owned by such Grantor in its own name as of the date hereof, and all material Trademark Licenses, all material Copyright Licenses and all material Patent Licenses (including, without limitation, material Trademark Licenses for registered Trademarks, material Copyright Licenses for registered Copyrights and material Patent Licenses for registered Patents) owned by such Grantor in its own name as of the date hereof, in each case, that is solely Canadian Intellectual Property.
4.3Representations and Warranties of Each Grantor. To induce the Collateral Agent, the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Collateral Agent and each other Secured Party that:
4.3.1Except as provided in Subsection 3.3, the shares of Pledged Stock pledged by such Grantor hereunder constitute (i) in the case of shares of a Subsidiary formed under the laws of Canada or a province or territory thereof (a “Canadian Subsidiary”), all the issued and outstanding shares of all classes of the Capital Stock of such Canadian Subsidiary owned by such Grantor and (ii) in the case of any Pledged Stock constituting Capital Stock of any Foreign Subsidiary, as of the Closing Date such percentage (not more than 65%) as is specified on Schedule 2 of all the issued and outstanding shares of all classes of the Capital Stock of each such Foreign Subsidiary owned by such Grantor.
4.3.2[Reserved].
4.3.3Such Grantor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens securing Indebtedness owing to any other Person, except the security interest created by this Agreement and Liens permitted by the Credit Agreement (including, without limitation, those permitted to exist pursuant to Section 8.6 of the Credit Agreement).
4.3.4Upon the delivery to the Collateral Agent, the ABL Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, of the certificates evidencing the Pledged Securities held by such Grantor together with executed undated stock powers or other instruments of transfer, the security interest created in such Pledged Securities constituting certificated securities by this Agreement, assuming the continuing possession of such Pledged Securities by the Collateral Agent, the ABL Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, will constitute a valid, perfected first priority (subject, in terms of priority only, to the priority of the Liens of the ABL Agent, the applicable Collateral Representative and any Additional Agent) security interest in such Pledged Securities to the extent provided in and governed by the PPSA, enforceable in accordance with its terms against all creditors of such Grantor and any Persons purporting

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to purchase such Pledged Securities from such Grantor to the extent provided in and governed by the PPSA, in each case subject to Liens permitted pursuant to the Credit Agreement, including Permitted Liens (and any applicable Intercreditor Agreement), and except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance or preference, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights’ generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
4.3.5Upon the earlier of (x) (to the extent a security interest in uncertificated securities may be perfected by the filing of a financing statement) the filing of the financing statements listed on Schedule 3 hereto and (y) the obtaining and maintenance of “control” (as described in the PPSA) by the Collateral Agent, the ABL Agent, the applicable Collateral Representative or any Additional Agent (or their respective agents appointed for purposes of perfection), as applicable, in accordance with any applicable Intercreditor Agreement, of all Pledged Securities that constitute uncertificated securities, the security interest created by this Agreement in such Pledged Securities that constitute uncertificated securities, will constitute a valid, perfected first priority (subject, in terms of priority only, to the priority of the Liens of the ABL Agent, the applicable Collateral Representative and any Additional Agent) security interest in such Pledged Securities constituting uncertificated securities to the extent provided in and governed by the PPSA, enforceable in accordance with its terms against all creditors of such Grantor and any persons purporting to purchase such Pledged Securities from such Grantor, to the extent provided in and governed by the PPSA, in each case subject to Liens permitted pursuant to the Credit Agreement, including Permitted Liens (and any applicable Intercreditor Agreement), and except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance or preference, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights’ generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
SECTION 5.COVENANTS
5.1Covenants of Each Guarantor. Each Guarantor covenants and agrees with the Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earliest to occur of (i) the date upon which the Loans, and all other Obligations then due and owing, shall have been paid in full in cash, and the Commitments shall have terminated, (ii) the sale or other disposition of all of the Capital Stock of such Guarantor (other than to Parent, Holdings, the Borrower or a Subsidiary Guarantor), or, if such Guarantor is a Subsidiary Guarantor, any other transaction or occurrence as a result of which such Guarantor ceases to be a Restricted Subsidiary of Parent, in each case that is permitted under the Credit Agreement or (iii) such Guarantor becoming an Excluded Subsidiary, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Restricted Subsidiaries.
5.2Covenants of Each Grantor. Each Grantor covenants and agrees with the Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earliest to occur of (i) the date upon which the Loans, and all other Obligations then due and owing shall have been paid in full in cash, and the Commitments shall have terminated, (ii) the sale or other disposition of all of the Capital Stock of such Grantor (other than to Parent, Holdings, the Borrower or a Subsidiary Guarantor), or, if such Grantor is a Subsidiary of Parent, any other transaction or occurrence as a result of which such Grantor ceases to be a Restricted Subsidiary of Parent, in each case that is permitted under the Credit Agreement or (iii) such Grantor becoming an Excluded Subsidiary:
5.2.1Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of such Grantor’s Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Grantor shall (except as provided in the following sentence) be entitled to retain possession of all Collateral of such Grantor evidenced by any Instrument or Chattel Paper, and shall hold all such Collateral in trust for the Collateral Agent, for the benefit of the Secured Parties. In the event that an Event of Default shall have occurred and be continuing, upon the request of the Collateral Agent, the ABL Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, such Instrument or Chattel Paper shall be

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promptly delivered to the Collateral Agent, the ABL Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, duly indorsed in a manner reasonably satisfactory to the Collateral Agent, the ABL Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, to be held as Collateral pursuant to this Agreement. Such Grantor shall not permit any other Person to possess any such Collateral at any time other than in connection with any sale or other disposition of such Collateral in a transaction permitted by the Credit Agreement or as contemplated by any applicable Intercreditor Agreement.
5.2.2[Reserved].
5.2.3Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon such Grantor’s Collateral or in respect of income or profits therefrom, as well as all material claims of any kind (including, without limitation, material claims for labor, materials and supplies) against or with respect to such Grantor’s Collateral, except that no such tax, assessment, charge, levy or claim need be paid or satisfied if the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and except to the extent that the failure to do so, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
5.2.4Maintenance of Perfected Security Interest; Further Documentation.
(a)Such Grantor shall use commercially reasonable efforts to maintain the security interest created by this Agreement in such Grantor’s Collateral as a perfected security interest as described in Subsection 4.2.2 and to defend the security interest created by this Agreement in such Grantor’s Collateral against the claims and demands of all Persons whomsoever (subject to the other provisions hereof).
(b)Such Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing such Grantor’s Term Loan Priority Collateral and such other reports in connection with such Grantor’s Term Loan Priority Collateral as the Collateral Agent may reasonably request in writing, all in reasonable detail.
(c)At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Grantor, including, without limitation, the filing of any financing or continuation statements under the PPSA (or other similar laws) in effect in any Canadian jurisdiction with respect to the security interests created hereby provided further that the Borrower or such Grantor will not be required to (w) take any action in any jurisdiction other than Canada, or required by the laws of any such jurisdiction, in order to create any security interests (or other Liens) in assets located or titled outside of Canada or to perfect any security interests (or other Liens) in any Collateral (other than with respect to a Foreign Subsidiary which is a Subsidiary Guarantor as of the date hereof or becomes a Subsidiary Guarantor pursuant to the Credit Agreement), (x) deliver control agreements with respect to, or confer perfection by “control” over, any deposit accounts, bank or securities account or other Collateral, except (A) so long as the ABL Credit Agreement is in effect, as required by Subsection 4.16 of the ABL Credit Agreement and (B) in the case of Collateral that constitutes Capital Stock or Pledged Notes in certificated form, delivering such Capital Stock or Pledged Notes to the Collateral Agent (or another Person as required under any applicable Intercreditor Agreement), (y) deliver landlord lien waivers, estoppels or collateral access letters or (z) file any fixture filing with respect to any security interest in Fixtures affixed to or attached to any real property constituting Excluded Assets.
(d)The Collateral Agent may grant extensions of time for the creation and perfection of security interests in, or the obtaining a delivery of documents or other deliverables with respect to, particular assets of any Grantor where it determines that such action cannot be accomplished without

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undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or any other Security Documents.
(e)[reserved].
5.2.5Changes in Name, Jurisdiction of Organization, Registered Office, etc. Such Grantor will give prompt written notice to the Collateral Agent, of any change in its name, jurisdiction of organization, registered office, chief executive office or its location of collateral (other than with respect to inventory in transit) to a location outside of Ontario, the United States of America, or any other jurisdiction in which the Collateral Agent has a perfected security interest against the Grantor (whether by amalgamation or otherwise) (and in any event within 30 days of such change); provided that, in each case, promptly thereafter, such Grantor shall deliver to the Collateral Agent copies (or other evidence of filing) of all additional filed financing statements and other documents reasonably necessary to maintain the validity, perfection and priority of the security interests created hereunder and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests as and to the extent provided for herein.
5.2.6[Reserved].
5.2.7Pledged Stock. In the case of each Grantor that is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Subsection 5.3.1 with respect to the Pledged Stock issued by it and (iii) the terms of Subsections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Subsection 6.3(c) or 6.7 with respect to the Pledged Stock issued by it.
5.2.8[Reserved].
5.2.9Maintenance of Records. Such Grantor will keep and maintain at its own cost and expense reasonably satisfactory and complete records of its Collateral, including, without limitation, a record of all payments received and all credits granted with respect to such Collateral; provided that with respect to the ABL Priority Collateral, the satisfactory maintenance of such records shall be determined in good faith by such Grantor or the Borrower.
5.2.10Acquisition of Intellectual Property. Concurrently with the delivery of the annual Compliance Certificate pursuant to Subsection 7.2(a) of the Credit Agreement, such Grantor will notify the Collateral Agent of any acquisition (including those applied for by and registered or issued to the Grantors) by such Grantor of (i) any registration of any material Canadian Copyright, Design, Patent or Trademark or (ii) any exclusive rights under a material Canadian Copyright License, Patent License or Trademark License constituting Collateral, and shall take such actions as may be reasonably necessary (but only to the extent such actions are within such Grantor’s control) to perfect the security interest granted to the Collateral Agent and the other Secured Parties therein, to the extent provided herein in respect of any Canadian Copyright, Patent or Trademark constituting Collateral on the date hereof, by (x) the execution and delivery of an amendment or supplement to this Agreement (or amendments to any such agreement previously executed or delivered by such Grantor) and/or (y) the making of appropriate filings (I) of financing statements under the PPSA of any applicable jurisdiction and/or (II) in CIPO.
5.2.11[Reserved].
5.2.12Commercial Tort Actions. All Commercial Tort Actions of each Grantor in existence on the date of this Agreement in an amount of $7,500,000 or greater, known to such Grantor on the date hereof, are described in Schedule 7 hereto. If any Grantor shall at any time after the date of this Agreement acquire a Commercial Tort Action in an amount of $7,500,000, such Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor and describing the details thereof and shall grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

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5.2.13[Reserved].
5.2.14Protection of Trademarks. Such Grantor shall, with respect to any Trademarks, use commercially reasonable efforts not to cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademarks at a level at least substantially consistent with the quality of such products and services as of the date hereof, and shall use commercially reasonable efforts to take all steps reasonably necessary to ensure that licensees of such Trademarks use such consistent standards of quality, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.
5.2.15Protection of Intellectual Property. Subject to and except as permitted by the Credit Agreement, such Grantor shall use commercially reasonable efforts not to do any act or omit to do any act whereby any of the Intellectual Property of the Grantor may lapse, expire, or become abandoned, or unenforceable, except as would not reasonably be expected to have a Material Adverse Effect.
5.2.16Assignment of Letter of Credit Rights. In the case of any Letter of Credit Rights of any Grantor in any letter of credit exceeding $7,500,000 in value acquired following the Closing Date, such Grantor shall use its commercially reasonable efforts to promptly obtain the consent of the issuer thereof and any nominated person thereon to the assignment of the proceeds of the related letter of credit in accordance with applicable law.
5.3Covenants of Each Grantor. Each Grantor covenants and agrees with the Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earlier to occur of (i) the Loans, and all other Obligations then due and owing shall have been paid in full in cash and the Commitments shall have terminated, (ii) the sale or other disposition of all of the Capital Stock of such Grantor (other than to Parent, Holdings, the Borrower or a Subsidiary Guarantor), or, if such Grantor is a Subsidiary of Parent, any other transaction or occurrence as a result of which such Grantor ceases to be a Restricted Subsidiary of the Borrower, in each case that is permitted under the Credit Agreement or (iii) such Grantor becoming an Excluded Subsidiary.
5.3.1Additional Shares. If such Grantor shall, as a result of its ownership of its Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any stock certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), stock option or similar rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the other Secured Parties, hold the same in trust for the Collateral Agent and the other Secured Parties and deliver the same forthwith to the Collateral Agent (who will hold the same on behalf of the Secured Parties), or the ABL Agent, any applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, in the exact form received, duly indorsed by such Grantor to the Collateral Agent, or the ABL Agent, any applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor, to be held by the Collateral Agent, or the ABL Agent, any applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, subject to the terms hereof, as additional collateral security for the Obligations (subject to Subsection 3.3 and provided that in no event shall there be pledged, nor shall any Grantor be required to pledge, more than 65% of any series of the outstanding Capital Stock (including for these purposes any investment or indebtedness deemed to be Capital Stock for U.S. tax purposes) of any Foreign Subsidiary or any of the Capital Stock of a Subsidiary of a Foreign Subsidiary pursuant to this Agreement). If an Event of Default shall have occurred and be continuing, any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer (except any liquidation or dissolution of any Subsidiary of Parent in accordance with the Credit Agreement) shall be paid over to the Collateral Agent, or the ABL Agent, any applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement to be held by the Collateral Agent, or the ABL Agent, any applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement subject to the terms hereof as additional collateral security

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for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent, or the ABL Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, to be held by the Collateral Agent, or the ABL Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement subject to the terms hereof as additional collateral security for the Obligations, in each case except as otherwise provided by any applicable Intercreditor Agreement. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, the ABL Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.
5.3.2[Reserved].
5.3.3Pledged Notes. Such Grantor shall, on the date of this Agreement (or on such later date upon which it becomes a party hereto pursuant to Subsection 9.15), deliver to the Collateral Agent, or the ABL Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, all Pledged Notes then held by such Grantor (excluding any Pledged Note the principal amount of which does not exceed $7,500,000), endorsed in blank or, at the request of the Collateral Agent, endorsed to the Collateral Agent. Furthermore, within ten Business Days (or such longer period as may be agreed by the Collateral Agent in its sole discretion) after any Grantor obtains a Pledged Note with a principal amount in excess of $7,500,000, such Grantor shall cause such Pledged Note to be delivered to the Collateral Agent, the ABL Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, endorsed in blank or, at the request of the Collateral Agent, or the ABL Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, endorsed to the Collateral Agent, or the ABL Agent or the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement.
5.3.4Maintenance of Security Interest. Such Grantor shall use commercially reasonable efforts to defend the security interest created by this Agreement in such Grantor’s Collateral against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Collateral Agent and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Grantor provided further that the Borrower or such Grantor will not be required to (x) take any action in any jurisdiction other than Canada, or required by the laws of any such jurisdiction, in order to create any security interests (or other Liens) in assets located or titled outside of Canada or to perfect any security interests (or other Liens) in any Collateral (other than with respect to a Foreign Subsidiary which is a Subsidiary Guarantor as of the date hereof or becomes a Subsidiary Guarantor pursuant to the Credit Agreement), (y) deliver control agreements with respect to, or confer perfection by “control” over, any deposit accounts, bank or securities account or other Collateral, except (A) as required by Subsection 4.16 of the ABL Credit Agreement so long as the ABL Credit Agreement is in effect and (B) in the case of Collateral that constitutes Capital Stock or intercompany notes in certificated form, delivering such Capital Stock or intercompany notes (in the case of intercompany notes, limited to any such note with a principal amount in excess of $7.5 million) to the Collateral Agent (or another Person as required under any applicable Intercreditor Agreement) or (z) deliver landlord lien waivers, estoppels or collateral access letters.
5.3.5ULC Shares. Such Grantor acknowledges that certain of the Collateral of such Grantor may now or in the future consist of ULC Shares, and that it is the intention of the Collateral Agent and each Grantor that neither the Collateral Agent nor any other Secured Party should under any circumstances prior to realization thereon be held to be a “member” or a “shareholder”, as applicable, of a

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ULC for the purposes of any ULC Laws. Therefore, notwithstanding any provisions to the contrary contained in this Agreement, the Credit Agreement, the Intercreditor Agreements or any other Loan Document, where a Grantor is the registered owner of ULC Shares which are Collateral of such Grantor, such Grantor shall remain the sole registered owner of such ULC Shares until such time as such ULC Shares are effectively transferred into the name of the Collateral Agent, any other Secured Party, or any other Person on the books and records of the applicable ULC. Accordingly, each Grantor shall be entitled to receive and retain for its own account any dividend on or other distribution, if any, with respect to such ULC Shares (except for any dividend or distribution comprised of certificated securities which are Collateral of such Grantor, which shall be delivered to the Collateral Agent to hold hereunder) and shall have the right to vote such ULC Shares and to control the direction, management and policies of the applicable ULC to the same extent as such Grantor would if such ULC Shares were not pledged to the Collateral Agent pursuant hereto. Nothing in this Agreement, the Credit Agreement, the Intercreditor Agreements or any other Loan Document is intended to, and nothing in this Agreement, the Credit Agreement or any other Loan Document shall, constitute the Collateral Agent, any other Secured Party, or any other Person other than the applicable Grantor, a member or shareholder of a ULC for the purposes of any ULC Laws (whether listed or unlisted, registered or beneficial), until such time as notice is given to such Grantor and further steps are taken pursuant hereto or thereto so as to register the Collateral Agent, any other Secured Party, or such other Person, as specified in such notice, as the holder of the ULC Shares. To the extent any provision hereof would have the effect of constituting the Collateral Agent or any other Secured Party as a member or a shareholder, as applicable, of any ULC prior to such time, such provision shall be severed herefrom and shall be ineffective with respect to ULC Shares which are Collateral of any Grantor without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral of any Grantor which is not ULC Shares. Except upon the exercise of rights of the Collateral Agent to sell, transfer or otherwise dispose of ULC Shares in accordance with this Agreement, each Grantor shall not cause or permit, or enable an issuer of Pledged Securities that is a ULC to cause or permit, the Collateral Agent or any other Secured Party to: (a) be registered as a shareholder or member of such issuer; (b) have any notation entered in their favour in the share register of such issuer; (c) be held out as shareholders or members of such issuer; (d) receive, directly or indirectly, any dividends, property or other distributions from such issuer by reason of the Collateral Agent holding security interests over the ULC Shares; or (e) act as a shareholder of such issuer, or exercise any rights of a shareholder including the right to attend a meeting of shareholders of such Issuer or to vote its ULC Shares.
SECTION 6.REMEDIAL PROVISIONS
6.1Certain Matters Relating to Accounts.
(a)At any time and from time to time after the occurrence and during the continuance of an Event of Default, if the Discharge of ABL Obligations has occurred (and subject to any applicable Intercreditor Agreement), the Collateral Agent shall have the right to make test verifications of the Accounts Receivable constituting Collateral in any reasonable manner and through any reasonable medium that it reasonably considers advisable, and the relevant Grantor shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, if the Discharge of ABL Obligations has occurred (and subject to any applicable Intercreditor Agreement) upon the Collateral Agent’s reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts Receivable constituting Collateral.
(b)[reserved].
(c)At any time and from time to time after the occurrence and during the continuance of an Event of Default specified in Subsection 9.1(a) of the Credit Agreement, if the Discharge of ABL Obligations has occurred (and subject to any applicable Intercreditor Agreement), at the Collateral Agent’s request, each Grantor shall deliver to the Collateral Agent copies or, if required by the Collateral Agent for the enforcement thereof or foreclosure thereon, originals of all documents held by such Grantor evidencing, and relating to, the agreements and transactions that gave rise to such Grantor’s

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Accounts Receivable constituting Collateral, including, without limitation, all statements relating to such Grantor’s Accounts Receivable constituting Collateral and all orders, invoices and shipping receipts.
(d)So long as no Event of Default has occurred and is continuing, the Collateral Agent shall instruct the Collateral Account Bank to promptly remit any funds on deposit in each Grantor’s Collateral Proceeds Account to such Grantor’s General Fund Account or any other account designated by such Grantor. In the event that an Event of Default has occurred and is continuing (and subject to any applicable Intercreditor Agreement), the Collateral Agent at its option may require that each Collateral Proceeds Account of each Grantor be established at the Collateral Agent or another institution reasonably acceptable to the Collateral Agent. In the event that an Event of Default has occurred and is continuing, if the Discharge of ABL Obligations has occurred (and subject to any applicable Intercreditor Agreement), the Collateral Agent and the Grantors agree that the Collateral Agent, at its option, may require that the General Fund Account of each Grantor be established at the Collateral Agent or another institution reasonably acceptable to the Collateral Agent. Each Grantor shall have the right, at any time and from time to time, to withdraw such of its own funds from its own General Fund Account, and to maintain such balances in its General Fund Account, as it shall deem to be necessary or desirable.
6.2Communications with Obligors; Grantors Remain Liable.
(a)The Collateral Agent in its own name or in the name of others, may at any time and from time to time after the occurrence and during the continuance of an Event of Default specified in Subsection 9.1(a) of the Credit Agreement, if the Discharge of ABL Obligations has occurred (and subject to any applicable Intercreditor Agreement) communicate with obligors under the Accounts Receivable constituting Collateral and parties to the Contracts (in each case, to the extent constituting Collateral) to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts Receivable or Contracts.
(b)Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default specified in Subsection 9.1(a) of the Credit Agreement, if the Discharge of ABL Obligations has occurred (and subject to any applicable Intercreditor Agreement) each Grantor shall notify obligors on such Grantor’s Accounts Receivable and parties to such Grantor’s Contracts (in each case, to the extent constituting Collateral) that such Accounts Receivable and such Contracts have been assigned to the Collateral Agent, for the benefit of the Secured Parties, and that payments in respect thereof shall be made directly to the Collateral Agent.
(c)Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of such Grantor’s Accounts Receivable to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. None of the Collateral Agent, the Administrative Agent or any other Secured Party shall have any obligation or liability under any Account Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.
6.3Pledged Stock.
(a)Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Subsection 6.3(b), each Grantor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, and to exercise all voting and corporate rights with respect to the Pledged Stock.

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(b)If an Event of Default shall occur and be continuing and the Collateral Agent shall give at least two Business Days’ prior written notice of its intent to exercise such rights to the relevant Grantor or Grantors (i) the Collateral Agent, the applicable Collateral Representative, the ABL Agent or any Additional Agent, as applicable, in accordance with the terms of any applicable Intercreditor Agreement, shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Obligations of the relevant Grantor as provided in the Credit Agreement consistent with Subsection 6.5, and (ii) any or all of the Pledged Stock shall be registered in the name of the Collateral Agent, the applicable Collateral Representative, the ABL Agent or any Additional Agent or the respective nominee thereof, and the Collateral Agent, the applicable Collateral Representative, the ABL Agent or any Additional Agent, as applicable or acting through its respective nominee, if applicable, in accordance with the terms of any applicable Intercreditor Agreement, may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, amalgamation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the relevant Grantor or the Collateral Agent, the applicable Collateral Representative, the ABL Agent or any Additional Agent, as applicable, in accordance with the terms of any applicable Intercreditor Agreement, of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent, the applicable Collateral Representative, the ABL Agent or any Additional Agent, as applicable, in accordance with the terms of any applicable Intercreditor Agreement, may reasonably determine), all without liability to the maximum extent permitted by applicable law (other than for its gross negligence or willful misconduct) except to account for property actually received by it, but the Collateral Agent, the applicable Collateral Representative, the ABL Agent or any Additional Agent, as applicable, in accordance with the terms of any applicable Intercreditor Agreement, shall have no duty, to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing, provided that the Collateral Agent, the applicable Collateral Representative, the ABL Agent or any Additional Agent, as applicable, in accordance with the terms of any applicable Intercreditor Agreement, shall not exercise any voting or other consensual rights pertaining to the Pledged Stock in any way that would constitute an exercise of the remedies described in Subsection 6.6 other than in accordance with Subsection 6.6.
(c)Each Grantor hereby authorizes and instructs each Issuer or maker of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing with respect to Capital Stock in such Issuer that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer or maker shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Agent.
6.4Proceeds to be Turned Over to the Collateral Agent. In addition to the rights of the Collateral Agent specified in Subsection 6.1 with respect to payments of Accounts Receivable constituting Collateral, if an Event of Default shall occur and be continuing, and the Collateral Agent shall have instructed any Grantor to do so, all Proceeds of Collateral received by such Grantor consisting of cash, checks and other Cash Equivalent items shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties hereto, the ABL Agent and the other ABL Secured Parties (as defined in the ABL Intercreditor Agreement) or any Additional Agent and the other applicable Additional Secured Parties (as defined in the ABL Intercreditor Agreement), or the applicable Collateral Representative, as applicable, in accordance with the terms of any applicable Intercreditor Agreement, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent, the Applicable Collateral Representative, the ABL Agent or any Additional Agent, as applicable, in accordance with the terms of any applicable Intercreditor Agreement (or their respective agents appointed for purposes of perfection), in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, the applicable Collateral Representative, the ABL

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Agent or any Additional Agent, as applicable, in accordance with the terms of any applicable Intercreditor Agreement, if required). All Proceeds of Collateral received by the Collateral Agent hereunder shall be held by the Collateral Agent in the relevant Collateral Proceeds Account maintained under its sole dominion and control. All Proceeds of Collateral while held by the Collateral Agent in such Collateral Proceeds Account (or by the relevant Grantor in trust for the Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations of such Grantor and shall not constitute payment thereof until applied as provided in Subsection 6.5.
6.5Application of Proceeds. It is agreed that if an Event of Default shall occur and be continuing, any and all Proceeds of the relevant Grantor’s Collateral (as defined in the Credit Agreement) received by the Collateral Agent (whether from the relevant Grantor or otherwise) shall be held by the Collateral Agent for the benefit of the Secured Parties as collateral security for the Obligations of the relevant Grantor (whether matured or unmatured), and/or then or at any time thereafter may, in the sole discretion of the Collateral Agent, subject to each applicable Intercreditor Agreement, shall be applied by the Collateral Agent against the Obligations of the relevant Grantor then due and owing in the order of priority set forth in the Credit Agreement.
6.6PPSA and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations to the extent permitted by applicable law, all rights and remedies of a secured party under the PPSA and under any other applicable law and in equity including the appointment of a receiver or a receiver and manager for the Grantors. Without limiting the generality of the foregoing, to the extent permitted by applicable law, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith, subject to any existing reserved rights or licenses, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. To the extent permitted by law, the Collateral Agent or any other Secured Party shall have the right, upon any such sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in such Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request (subject to each applicable Intercreditor Agreement), to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Subsection 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable legal fees and disbursements, to the payment in whole or in part of the Obligations of the relevant Grantor then due and owing, in the order of priority specified in Subsection 6.5 above, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, need the Collateral Agent account for the surplus, if any, to such Grantor. To the extent permitted by applicable law, (i) such Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of any of the Collateral Agent or such other Secured Party, and (ii) if any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

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6.7Registration/Qualification Rights.
(a)If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Subsection 6.6, and if in the reasonable opinion of the Collateral Agent it is necessary or reasonably advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will use its reasonable best efforts to cause the Issuer thereof to (i) execute and deliver, and use its reasonable best efforts to cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Collateral Agent, necessary or advisable to register such Pledged Stock, or that portion thereof to be sold, under the provisions of any applicable securities legislation, (ii) use its reasonable best efforts to cause the qualification of the stock for sale in accordance with any applicable securities legislation, and (iii) make all amendments thereto and/or to any related prospectus or other offering or disclosure documentation which, in the reasonable opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the applicable securities legislation. Such Grantor agrees to use its reasonable best efforts to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any applicable jurisdiction that the Collateral Agent shall reasonably designate and to make available to its security holders, as soon as practicable, any financial information required to satisfy the provisions of the applicable securities legislation.
(b)Such Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all such Pledged Stock, by reason of certain prohibitions contained in applicable securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Such Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, to the extent permitted by applicable law, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall not be under any obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under applicable securities laws, even if such Issuer would agree to do so.
(c)Such Grantor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of such Pledged Stock pursuant to this Subsection 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Such Grantor further agrees that a breach of any of the covenants contained in this Subsection 6.7 will cause irreparable injury to the Collateral Agent and the Lenders, that the Collateral Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Subsection 6.7 shall be specifically enforceable against such Grantor, and to the extent permitted by applicable law, such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the Credit Agreement.
6.8Waiver; Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay in full, the Loans, Reimbursement Obligations constituting Obligations of such Grantor and, to the extent then due and owing, all other Obligations of such Grantor and the reasonable fees and disbursements of any attorneys or legal counsel employed by the Collateral Agent or any other Secured Party to collect such deficiency.
6.9License. Each Grantor hereby grants to the Collateral Agent a royalty-free license and right to use the Intellectual Property, including but not limited to, any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, and advertising matter, whether owned by such Grantor or with respect to which such Grantor has rights under license, sublicense, or other agreements (including any Intellectual Property license), but only to the extent (i) such license, sublicense or agreement does not prohibit such license to or use by the Collateral Agent, and (ii) such Grantor will not be in default under such license, sublicense, or other agreement as a result of such license to or use by the Collateral Agent, solely for the purposes of preparing for sale, advertising for sale and selling or otherwise disposing of any Collateral after the occurrence of an Event of Default that is continuing, and

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each Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of Collateral Agent.
SECTION 7.THE COLLATERAL AGENT
7.1Collateral Agent’s Appointment as Attorney-in-Fact, etc.
(a)Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any authorized officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be reasonably necessary or desirable to accomplish the purposes of this Agreement to the extent permitted by applicable law, provided that the Collateral Agent agrees not to exercise such power except upon the occurrence and during the continuance of any Event of Default, and in accordance with and subject to each applicable Intercreditor Agreement. Without limiting the generality of the foregoing, at any time when an Event of Default has occurred and is continuing (in each case to the extent permitted by applicable law and subject to each applicable Intercreditor Agreement), (x) each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice or assent by such Grantor, to execute, in connection with any sale provided for in Subsection 6.6(a) or 6.7, any indorsements, assessments or other instruments of conveyance or transfer with respect to such Grantor’s Collateral, and (y) each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
(i)in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account Receivable of such Grantor that constitutes Collateral or with respect to any other Collateral of such Grantor and file any claim or take any other action or institute any proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account Receivable of such Grantor that constitutes Collateral or with respect to any other Collateral of such Grantor whenever payable;
(ii)in the case of any Copyright, Patent, Trademark, Copyright License, Patent License or Trademark License constituting Collateral of such Grantor, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to such Grantor to evidence the Collateral Agent’s and the Lenders’ security interest in such Copyright, Patent, Trademark, Copyright License, Patent License or Trademark License and the goodwill and intangibles of such Grantor relating thereto or represented thereby, and such Grantor hereby consents to the non-exclusive royalty free use by the Collateral Agent of any Copyright, Patent, Trademark, Copyright License, Patent License or Trademark License owned by, or subject to the terms of any applicable agreement licensed to, such Grantor included in the Collateral for the purposes of disposing of any Collateral or exercising its rights under this Agreement;
(iii)pay or discharge taxes and Liens, other than Liens permitted under this Agreement or the other Loan Documents, levied or placed on the Collateral of such Grantor, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof; and
(iv)(A) direct any party liable for any payment under any of the Collateral of such Grantor to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral of such Grantor; (C) sign and indorse any

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invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral of such Grantor; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral of such Grantor or any portion thereof and to enforce any other right in respect of any Collateral of such Grantor; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral of such Grantor; (F) settle, compromise or adjust any such suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; (G) subject to any existing reserved rights or licenses, assign any Copyright, Patent or Trademark constituting Collateral of such Grantor (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral of such Grantor as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral of such Grantor and the Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
(b)The reasonable expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Subsection 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due ABR Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.
(c)Each Grantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to the relevant Grantor until this Agreement is terminated as to such Grantor, and the security interests in the Collateral of such Grantor created hereby are released.
7.2Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the PPSA or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. None of the Collateral Agent or any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or, except as otherwise provided herein, to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and to the maximum extent permitted by applicable law, neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except as otherwise provided herein or for their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).
7.3Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to such Grantor’s Collateral without the signature of such Grantor in such form and in such filing offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Grantor authorizes the Collateral Agent to use any collateral description reasonably determined by the Collateral Agent, including, without limitation, the collateral description “all personal property”, “all assets” or “all present and after-acquired

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property” or words of similar meaning in any such financing statements. The Collateral Agent agrees to use its commercially reasonable efforts to notify the relevant Grantor of any financing or continuation statement filed by it, provided that any failure to give such notice shall not affect the validity or effectiveness of any such filing.
7.4Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or any amendment, supplement or other modification of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
7.5Right of Inspection. Upon reasonable written advance notice to any Grantor, or at any time and from time to time after the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have access at reasonable times during normal business hours to all the books, correspondence and records of such Grantor, and the Collateral Agent and its representatives may examine the same, and to the extent reasonable take extracts therefrom and make photocopies thereof, and such Grantor agrees to render to the Collateral Agent at such Grantor’s reasonable cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Collateral Agent and its representatives shall also have the right, upon reasonable advance written notice to such Grantor subject to any lease restrictions, to enter during normal business hours into and upon any premises owned, leased or operated by such Grantor where any of such Grantor’s Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein to the extent not inconsistent with the provisions of the Credit Agreement.
SECTION 8.NON-LENDER SECURED PARTIES
8.1Rights to Collateral.
(a)The Non-Lender Secured Parties shall not have any right whatsoever to do any of the following: (i) exercise any rights or remedies with respect to the Collateral (such term, as used in this Section 8, having the meaning assigned to it in the Credit Agreement) or to direct the Collateral Agent to do the same, including, without limitation, the right to (A) enforce any Liens or sell or otherwise foreclose on any portion of the Collateral, (B) request any action, institute any proceedings, exercise any voting rights, give any instructions, make any election, notify account debtors or make collections with respect to all or any portion of the Collateral or (C) release any Grantor under this Agreement or release any Collateral from the Liens of any Security Document or consent to or otherwise approve any such release; (ii) demand, accept or obtain any Lien on any Collateral (except for Liens arising under, and subject to the terms of, this Agreement); (iii) vote in any Bankruptcy Case or similar proceeding in respect of Parent or any of its Subsidiaries (any such proceeding, for purposes of this clause (a), a “Bankruptcy”) with respect to, or take any other actions concerning the Collateral; (iv) receive any proceeds from any sale, transfer or other disposition of any of the Collateral (except in accordance with this Agreement); (v) oppose any sale, transfer or other disposition of the Collateral; (vi) object to any debtor-in-possession financing in any Bankruptcy which is provided by one or more Lenders among others (including on a priming basis under Section 364(d) of the Bankruptcy Code); (vii) object to the use of cash collateral in respect of the Collateral in any Bankruptcy; or (viii) seek, or object to the Lenders seeking on an equal and ratable basis, any adequate protection or relief from the automatic stay with respect to the Collateral in any Bankruptcy.
(b)Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement and the other Security Documents, agrees that in exercising rights and remedies with respect to the Collateral, the Collateral Agent and the Lenders, with the consent of the Collateral Agent, may enforce the provisions of the Security Documents and exercise remedies thereunder and under any other Loan Documents (or refrain from enforcing rights and exercising remedies), all in such order and in such manner as they may determine in the exercise of their sole business judgment. Such exercise and

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enforcement shall include, without limitation, the rights to collect, sell, dispose of or otherwise realize upon all or any part of the Collateral, to incur expenses in connection with such collection, sale, disposition or other realization and to exercise all the rights and remedies of a secured lender under the PPSA of any applicable jurisdiction. The Non-Lender Secured Parties by their acceptance of the benefits of this Agreement and the other Security Documents hereby agree not to contest or otherwise challenge any such collection, sale, disposition or other realization of or upon all or any of the Collateral. Whether or not a Bankruptcy Case has been commenced, the Non-Lender Secured Parties shall be deemed to have consented to any sale or other disposition of any property, business or assets of Parent or any of its Subsidiaries and the release of any or all of the Collateral from the Liens of any Security Document in connection therewith.
(c)Notwithstanding any provision of this Subsection 8.1, the Non-Lender Secured Parties shall be entitled subject to each applicable Intercreditor Agreement to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleadings (A) in order to prevent any Person from seeking to foreclose on the Collateral or supersede the Non-Lender Secured Parties’ claim thereto or (B) in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Non-Lender Secured Parties. Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement, agrees to be bound by and to comply with each applicable Intercreditor Agreement and authorizes the Collateral Agent to enter into the Intercreditor Agreements on its behalf.
(d)Each Non-Lender Secured Party, by its acceptance of the benefit of this Agreement, agrees that the Collateral Agent and the Lenders may deal with the Collateral, including any exchange, taking or release of Collateral, may change or increase the amount of the Primary Obligations and/or the Guarantor Obligations, and may release any Grantor from its Obligations hereunder, all without any liability or obligation (except as may be otherwise expressly provided herein) to the Non-Lender Secured Parties.
8.2Appointment of Agent. Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement and the other Security Documents, shall be deemed irrevocably to make, constitute and appoint the Collateral Agent, as agent under the Credit Agreement (and all officers, employees or agents designated by the Collateral Agent) as such Person’s true and lawful agent and attorney-in-fact, and in such capacity, the Collateral Agent shall have the right, with power of substitution for the Non-Lender Secured Parties and in each such Person’s name or otherwise, to effectuate any sale, transfer or other disposition of the Collateral. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Non-Lender Secured Parties for the purposes set forth herein is coupled with an interest and is irrevocable. It is understood and agreed that the Collateral Agent has appointed the Administrative Agent as its agent for purposes of perfecting certain of the security interests created hereunder and for otherwise carrying out certain of its obligations hereunder.
8.3Waiver of Claims. To the maximum extent permitted by law, each Non-Lender Secured Party waives any claim it might have against the Collateral Agent or the Lenders with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Collateral Agent or the Lenders or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Loan Documents or any transaction relating to the Collateral (including, without limitation, any such exercise described in Subsection 8.1(b) above), except for any such action or failure to act that constitutes willful misconduct or gross negligence of such Person. To the maximum extent permitted by applicable law, none of the Collateral Agent or any Lender or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Parent, any Subsidiary of Parent, any Non-Lender Secured Party or any other Person or to take any other action or forbear from doing so whatsoever with regard to the Collateral or any part thereof, except for any such action or failure to act that constitutes willful misconduct or gross negligence of such Person.
8.4Bank Products Providers; Hedging Providers. The Company may from time to time designate a Person as a “Bank Products Provider” or a “Hedging Provider” hereunder by written notice to the Collateral Agent, provided that, at the time of the Borrower’s designation of such Bank Products

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Provider or Hedging Provider, the obligations of the relevant Grantor under the applicable Hedge Agreement or Bank Products Agreement (as the case may be) have not been designated as ABL Obligations (as defined in the ABL Intercreditor Agreement) or Additional Obligations.
SECTION 9.MISCELLANEOUS
9.1Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Collateral Agent, provided that (a) any provision of this Agreement imposing obligations on any Grantor may be waived by the Collateral Agent in a written instrument executed by the Collateral Agent and (b) notwithstanding anything to the contrary in Subsection 11.1 of the Credit Agreement, no such waiver and no such amendment or modification shall amend, modify or waive the definition of “Secured Party” or Subsection 6.5 if such waiver, amendment, or modification would adversely affect a Secured Party without the written consent of each such affected Secured Party. For the avoidance of doubt, it is understood and agreed that any amendment, amendment and restatement, waiver, supplement or other modification of or to the Intercreditor Agreement that would have the effect, directly or indirectly, through any reference herein to the Intercreditor Agreement or otherwise, of waiving, amending, supplementing or otherwise modifying this Agreement, or any term or provision hereof, or any right or obligation of any Grantor hereunder or in respect hereof, shall not be given such effect except pursuant to a written instrument executed by each affected Grantor and the Collateral Agent in accordance with this Subsection 9.1.
9.2Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Subsection 11.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1, unless and until such Grantor shall change such address by notice to the Collateral Agent and the Administrative Agent given in accordance with Subsection 11.2 of the Credit Agreement.
9.3No Waiver by Course of Conduct; Cumulative Remedies. None of the Collateral Agent or any other Secured Party shall by any act (except by a written instrument pursuant to Subsection 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
9.4Enforcement Expenses; Indemnification.
(a)Each Grantor jointly and severally agrees to pay or reimburse each Secured Party and the Collateral Agent for all their respective reasonable costs and expenses incurred in collecting against such Grantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement against such Grantor and the other Loan Documents to which such Grantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Secured Parties, the Collateral Agent and the Administrative Agent.
(b)Each Grantor jointly and severally agrees to pay, and to save the Collateral Agent, the Administrative Agent and the other Secured Parties harmless from, (x) any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement and (y) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and

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administration of this Agreement (collectively, the “indemnified liabilities”), in each case to the extent the Borrower would be required to do so pursuant to Subsection 11.5 of the Credit Agreement, and in any event excluding any Taxes or other indemnified liabilities arising from gross negligence, bad faith or willful misconduct of the Collateral Agent or any other Secured Party as determined by a court of competent jurisdiction in a final and nonappealable decision.
(c)The agreements in this Subsection 9.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
9.5Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Grantors, the Collateral Agent and the Secured Parties and their respective successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent, except as permitted by the Credit Agreement.
9.6Set-Off. Each Grantor hereby irrevocably authorizes each of the Administrative Agent and the Collateral Agent and each other Secured Party at any time and from time to time without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default under Subsection 9.1(a) of the Credit Agreement so long as any amount remains unpaid after it becomes due and payable by such Grantor hereunder, to set-off and appropriate and apply against any such amount any and all deposits (general or special, time or demand, provisional or final) (other than the Collateral Proceeds Account), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent, the Administrative Agent or such other Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Collateral Agent, the Administrative Agent or such other Secured Party may elect. The Collateral Agent, the Administrative Agent and each other Secured Party shall notify such Grantor promptly of any such set-off and the application made by the Collateral Agent, the Administrative Agent or such other Secured Party of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent, the Administrative Agent and each other Secured Party under this Subsection 9.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent, the Administrative Agent or such other Secured Party may have.
9.7Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
9.8Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided that, with respect to any Pledged Stock issued by a Foreign Subsidiary, all rights, powers and remedies provided in this Agreement may be exercised only to the extent that they do not violate any provision of any law, rule or regulation of any Governmental Authority applicable to any such Pledged Stock or affecting the legality, validity or enforceability of any of the provisions of this Agreement against the Grantor (such laws, rules or regulations, “Applicable Law”) and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.
9.9Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
9.10Integration. This Agreement and the other Loan Documents represent the entire agreement of the Grantors, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Grantors, the

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Collateral Agent or any other Secured Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
9.11GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIM OR CONTROVERSY RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.
9.12Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:
(a)submits for itself and its property in any legal action or proceeding relating to this Agreement or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the courts of the Province of Ontario (the “Ontario Courts”); provided that nothing contained herein or in any other Loan Document will prevent any party hereto from bringing any action to enforce any award or judgement or exercise any right under this Agreement, the Security Documents or against any Collateral or any other property of any Loan Party in any other forum in which jurisdiction can be established;
(b)consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;
(c)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in Subsection 9.2 or at such other address of which the Collateral Agent and the Administrative Agent (in the case of any other party hereto) or the Borrower (in the case of the Collateral Agent and the Administrative Agent) shall have been notified pursuant thereto;
(d)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or (subject to clause (a) above) shall limit the right to sue in any other jurisdiction; and
(e)waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, indirect or consequential, or punitive damages.
9.13Acknowledgments. Each Grantor hereby acknowledges that:
(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
(b)none of the Collateral Agent, the Administrative Agent or any other Secured Party has any fiduciary, advisory or agency relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent, the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.
9.14WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR

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PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
9.15Additional Grantors. Each new Subsidiary of Parent that is required to become a party to this Agreement pursuant to Subsection 7.9(b) of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement substantially in the form of Annex 2 hereto. Each existing Grantor that is required to become a Grantor with respect to Capital Stock of any new Subsidiary of Parent pursuant to Subsection 7.9(b) of the Credit Agreement shall become a Grantor with respect thereto upon execution and delivery by such Grantor of a Supplemental Agreement substantially in the form of Annex 3 hereto.
9.16Releases.
(a)At such time as the Loans and the other Obligations (other than any Obligations owing to a Non-Lender Secured Party in respect of the provision of cash management services) then due and owing shall have been paid in full, the Commitments have been terminated, all Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute, acknowledge and deliver to such Grantor such releases, instruments or other documents (including without limitation PPSA termination statements), and do or cause to be done all other acts, as any Grantor shall reasonably request to evidence such termination.
(b)Upon any sale or other disposition of Collateral permitted by the Credit Agreement (other than any sale or disposition to another Grantor), the Lien pursuant to this Agreement on such sold or disposed of Collateral shall be automatically released. In connection with the sale or other disposition of all of the Capital Stock of any Grantor (other than to Parent, Holdings, the Borrower or any Subsidiary Guarantor), or, in the case of any Grantor that is a Subsidiary of Parent, any other transaction or occurrence as a result of which such Grantor ceases to be a Restricted Subsidiary of the Borrower or the sale or other disposition of Collateral (other than a sale or disposition to another Grantor) permitted under the Credit Agreement, the Collateral Agent shall, upon receipt from the Borrower of a written request for the release of such Grantor from its Guarantee or the release of the Collateral subject to such sale, disposition or other transaction, identifying such Grantor or the relevant Collateral, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents, deliver to the Borrower or the relevant Grantor, at the sole cost and expense of such Grantor, any Collateral of such relevant Grantor held by the Collateral Agent, or the Collateral subject to such sale or disposition (as applicable), and, at the sole cost and expense of such Grantor, execute, acknowledge and deliver to the Borrower or such Grantor such releases, instruments or other documents (including without limitation PPSA termination statements), and do or cause to be done all other acts, as the Borrower or such Grantor shall reasonably request (x) to evidence or effect the release of such Grantor from its Guarantee (if any) and of the Liens created hereby (if any) on such Grantor’s Collateral or (y) to evidence the release of the Collateral subject to such sale or disposition.
(c)Upon any Grantor becoming an Excluded Subsidiary in accordance with the provisions of the Credit Agreement, the Lien pursuant to this Agreement on all Collateral of such Grantor (if any) shall be automatically released, and the Guarantee (if any) of such Grantor, and all obligations of such Grantor hereunder, shall, terminate, all without delivery of any instrument or performance of any act by any party, and the Collateral Agent shall, upon the request of the Borrower or such Grantor, deliver to the Borrower or such Grantor any Collateral of such Grantor held by the Collateral Agent hereunder and the Collateral Agent and the Administrative Agent shall execute, acknowledge and deliver to the Borrower or such Grantor (at the sole cost and expense of the Borrower or such Grantor) all releases, instruments or other documents (including without limitation PPSA termination statements), and do or cause to be done all other acts, necessary or reasonably desirable for the release of such Grantor from its Guarantee (if any) or the Liens created hereby (if any) on such Grantor’s Collateral, as applicable, as the Borrower or such Grantor may reasonably request.

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(d)Upon any Collateral being or becoming an Excluded Asset, the Lien pursuant to this Agreement on such Collateral shall be automatically released. At the request and sole expense of any Grantor, the Collateral Agent shall deliver such Collateral (if held by the Collateral Agent) to such Grantor and execute, acknowledge and deliver to such Grantor such releases, instruments or other documents (including without limitation PPSA termination statements), and do or cause to be done all other acts, as such Grantor shall reasonably request to evidence such release.
(e)[reserved].
(f)So long as no Event of Default has occurred and is continuing, the Collateral Agent and the Administrative Agent shall at the direction of any applicable Grantor return to such Grantor any proceeds or other property received by it during any Event of Default pursuant to either Subsection 5.3.1 or 6.4 and not otherwise applied in accordance with Subsection 6.5.
(g)The Collateral Agent shall have no liability whatsoever to any other Secured Party as the result of any release of Collateral by it in accordance with (or which the Collateral Agent in good faith believes to be in accordance with) this Subsection 9.16.
9.17Judgment.
(a)If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Collateral Agent could purchase the first currency with such other currency on the Business Day preceding the day on which final judgment is given.
(b)The obligations of any Grantor in respect of this Agreement to the Collateral Agent, for the benefit of each holder of the Obligations, shall, notwithstanding any judgment in a currency (the “judgment currency”) other than the currency in which the sum originally due to such holder is denominated (the “original currency”), be discharged only to the extent that on the Business Day following receipt by the Collateral Agent of any sum adjudged to be so due in the judgment currency, the Collateral Agent may in accordance with normal banking procedures purchase the original currency with the judgment currency; if the amount of the original currency so purchased is less than the sum originally due to such holder in the original currency, such Grantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Collateral Agent for the benefit of such holder, against such loss, and if the amount of the original currency so purchased exceeds the sum originally due to the Collateral Agent, the Collateral Agent agrees to remit to the Borrower, such excess. This covenant shall survive the termination of this Agreement and payment of the Obligations and all other amounts payable hereunder.
9.18Copy of Agreement. Each Grantor acknowledges receipt of a fully executed copy of this Agreement. Each Grantor hereby waives its right to receive a copy of any financing statement, financing change statement or verification statement which may be filed by or issued to the Administrative Agent in respect of this Agreement.
9.19Amalgamation. Each Grantor acknowledges and agrees that, in the event it amalgamates with any other company or companies, it is the intention of the parties hereto that the term “Grantor”, when used herein, shall apply to each of the amalgamating companies and to the amalgamated company, such that the security interest granted hereby:
(a)shall extend to “Collateral” (as that term is herein defined) owned by each of the amalgamating companies and the amalgamated company at the time of amalgamation and to any “Collateral” thereafter owned or acquired by the amalgamated company; and
(b)shall secure all “Obligations” (as that term is herein defined) of each of the amalgamating companies and the amalgamated company to the Administrative Agent and the other Secured Parties or any of them at the time of amalgamation and all “Obligations” of the

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amalgamated company to the Administrative Agent, Collateral Agent and the other Secured Parties or any of them thereafter arising. The Security Interest shall attach to all “Collateral” owned by each company amalgamating with the Grantor, and by the amalgamated company, at the time of the amalgamation, and shall attach to all “Collateral” thereafter owned or acquired by the amalgamated company when such becomes owned or is acquired.
[Remainder of page left blank intentionally; Signature pages to follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.
COLUMBIA-MBF INC.
By:    /s/ John Curran
    Name:    John Curran
    Title:    Vice President and Controller

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Acknowledged and Agreed to as of the date hereof by:
JPMORGAN CHASE BANK, N.A., as Collateral Agent
By:    /s/ Stephanie Lis
    Name: Stephanie Lis
    Title: Authorized Officer

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